Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen Insured California Tax-Free
Advantage Municipal Fund
333-100323
811-21212

We hereby incorporate by reference the
form
of the new Investment Management
Agreement
filed in Proxy materials in the SEC filing on June 20, 2005, under Conformed Submission
Type DEF 14A, accession
number 0000950137-05-007530.